STOCK OPTION AGREEMENT
                             ----------------------

                         FOR NON-STATUTORY STOCK OPTIONS
                                 PURSUANT TO THE
                               PARKE BANCORP, INC.
                             2005 STOCK OPTION PLAN
                             ----------------------

                             NON-EMPLOYEE DIRECTORS

         STOCK OPTIONS for a total of _______ shares of Common Stock of Parke Bancorp, Inc. (the "Company") is hereby granted to _______________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2005 Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with Options
                                                       ---
granted under Section 422 of the Internal Revenue Code of 1986, as amended.

         1. Option Price. The Option price is $_____ for each Share,  being 100%
            ------------
of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option (December 20, 2005).

         2. Exercise of Option. (a) This Option shall be immediately exercisable
            ------------------
on the date of grant.

A. Upon the death of the Optionee, all Options shall be exercisable by the Beneficiary or the personal representative of his estate or person or persons to whom his rights under such option shall have passed by will or by the laws of descent and distribution, for a period of two years from the date of death, but not later than the remaining term of such Options.

B. All Options are exercisable for a period of ten years from the date of grant during periods of continued service of the Optionee as a director or director emeritus.

C. Upon the termination of service of such director, absent appointment as a director emeritus, or upon the death or disability of the director, such options shall cease to be exercisable three months from termination of service of such director.

D. Upon the disability of such director as determined by the Committee, such option shall remain exercisable for two years from such date of termination of service.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                           (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social


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         Security  Number (or if more than one, the names,  addresses and Social
         Security Numbers of such persons);

                           (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                           (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, cash or electronic funds transfer. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

         (c)  Restrictions on Exercise.  This Option may not be exercised if the
              ------------------------
issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Notwithstanding the foregoing, such Options may be transferred for estate planning purposes in connection with
Section 6.01(a)(iii) of the Plan.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

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         5. Related  Matters.  Notwithstanding  anything herein to the contrary,
            ----------------
additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                          Parke Bancorp, Inc.




Date of Grant: December 20, 2005          By:
                                                --------------------------------


Attest:





[SEAL]




OPTIONEE ACKNOWLEDGEMENT


----------------------------------        --------------------------------------
OPTIONEE                                                  DATE

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                    NON-STATUTORY STOCK OPTION EXERCISE FORM
                    ----------------------------------------

                                 PURSUANT TO THE
                               PARKE BANCORP, INC.
                             2005 STOCK OPTION PLAN




                                                            (Date)

Parke Bancorp, Inc.
601 Delsea Drive
Washington Township, New Jersey 08080


Dear Sir:

         The undersigned elects to exercise the Non-Statutory Stock Option to purchase shares of Common Stock of Parke Bancorp, Inc. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith cash, electronic funds transfer and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                              $             of cash or check
                               -----------
                                            of Common Stock
                               -----------
                              $             Total
                               ===========

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
             -------------------------------------------------------------------

         Address
                ----------------------------------------------------------------

         Social Security Number
                               -------------------------------------------------



                                             Very truly yours,